EXHIBIT 21
                                                           ----------

                         COMMERCIAL BANCSHARES, INC.
                         ---------------------------

                                  State of           Percentage of
Subsidiary                     Incorporation        securities owned
----------                     -------------        ----------------

The Commercial Savings Bank        Ohio         100% by the  Corporation

Advantage Finance, Inc.            Ohio         100% by The Commercial
                                                Savings Bank

The principal office of each of the subsidiaries is located in Upper Sandusky, Ohio.